UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2023

Aravive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

River Oaks Tower
3730 Kirby Drive, Suite 1200
Houston, Texas 77098
(Address of principal executive offices)

(936) 355-1910
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure in Item 5.02 of this Current Report on Form 8-K regarding the employee inducement award is incorporated by reference into this Item 3.02. The inducement award is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Commercial Officer

Effective as of April 10, 2023, Aravive, Inc. (the “Company”) appointed Maria Carolina Petrini to serve as the Company’s Chief Commercial Officer.

Ms. Petrini, age 53, has more than 25 years of experience in developing and executing successful commercial strategies from concept development to global launches, bringing important therapies to market, building and growing businesses and brands at different stages of their life cycle. Most recently, Ms. Petrini founded and served as President of Decode Consulting LLC, a boutique advisory firm to the Health and Life Sciences industries. Ms. Petrini founded Decode Consulting LLC in 2012, where her firm focused on go-to-market strategies for first product commercialization, global launch readiness, label optimization, multiple indication assessments, life cycle management strategies and marketing plans for pharma, medical devices and over the counter products in oncology, rare diseases, central nervous system, dermatology, cardiovascular and endocrinology, including leadership and core operational roles in four successful U.S./global launches. Previously, Ms. Petrini served from 2009-2012 as Global Senior Vice President at Everyday Health, Inc. In this capacity, Ms. Petrini was responsible for supporting the design of commercial strategies based on consumer and professional analytics for brands in multiple therapeutic areas across the top 10 Global Pharmaceutical companies and their products, shaping and supporting their commercial strategy at different times in their life cycle, from pre-launch planning to loss of exclusivity. Prior to joining Everyday Health, Inc., Ms. Petrini served from 2001-2008 as Senior Vice President at comScore Inc, developing, and leading the Healthcare, Life Sciences and Consumer Packaged Goods Verticals where she oversaw large multifunctional teams, set strategy, and managed profit and loss. Ms. Petrini previously held several marketing and strategy related positions, designed and implemented reporting platforms, developed syndicated and custom primary and secondary research methodologies, performed industry analyses, category management analysis, managed and trained data analysts, sales, and client services functions. Ms. Petrini earned an M.B.A. Magna Cum Laude from George Washington University in 1998, and a B.A. in International Relations Magna Cum Laude from the Universidad del Salvador, Argentina in 1993.

Pursuant to the terms of an Offer Letter that is effective April 10, 2023 by and between Ms. Petrini and the Company (the “Offer Letter”), Ms. Petrini’s compensation for serving as the Company’s Chief Commercial Officer includes: (i) an annual base salary of $400,000; (ii) an annual discretionary bonus targeted at 40% of her base salary, dependent on the Company’s achievement of objective and subjective criteria established by the Company’s Chief Executive Officer and approved by the Company’s Board of Directors; (iii) eligibility to participate in a number of Company-sponsored benefits, including its medical, dental and 401(k) plans, under the terms and conditions of the benefit plans that may be in effect from time to time. As an inducement material to her entering into her employment with the Company, Ms. Petrini was granted on the effective date of her employment an option to purchase 400,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which option has an exercise price of $1.86, which is equal to the fair market value of the Common Stock on the date of the grant (April 10, 2023), expires ten years after the date of the grant and vests over a four-year period as follows: 25% of the shares subject to the options will vest on the one-year anniversary of the date of the grant (April 10, 2024), and the remaining 75% of the shares subject to the options will vest in equal monthly installments over the next 36 months following the one-year anniversary of the date of grant, subject to Ms. Petrini’s continued service to the Company. The 400,000 nonqualified stock options were granted outside of the Company’s stock incentive plan and in reliance on the employment inducement exemption provided under the Nasdaq Listing Rule 5635(c)(4) and, in accordance with such exemption, the Company will issue a press release re-disclosing the material terms of such award. Ms. Petrini and the Company entered into an Inducement Stock Option Grant Notice and an Inducement Stock Option Agreement, dated April 10, 2023 (the “Inducement Grant Agreement”) that governs the terms of her option award.

Although the 400,000 nonqualified stock options were granted outside of the Company’s stock incentive plan, the terms, conditions, and definitions set forth in Company’s 2019 Equity Incentive Plan (the “Plan”) will apply to the award of options to Ms. Petrini as though the option had been granted under the Plan (including but not limited to the adjustment provision contained in the Plan), and the options will be subject to such terms, conditions, and definitions, which are hereby incorporated herein by reference and made a part hereof.

Ms. Petrini’s employment with the Company is for no specific period of time and either the Company or Ms. Petrini may terminate her employment at any time and for any reason, with or without cause or advance notice. Under the terms of the Inducement Stock Option Agreement, if Ms. Petrini’s employment ends on or before the first anniversary of a Corporate Transaction as the result of a Company-initiated termination of her employment without Cause or her resignation for Good Reason, her option will be fully and immediately exercisable for the full remaining term of the option. In addition, if Ms. Petrini is terminated in connection with a Change in Control, severance benefits will be those specified under the applicable provisions of the Plan and the Company’s Change in Control Severance Plan the form of which was previously filed with the Securities and Exchange Commission, which provides specified severance benefits to certain eligible officers and employees of the Company.

There are no family relationships between Ms. Petrini and any of the Company’s directors or executive officers, nor does Ms. Petrini have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described above, there were no arrangements or understandings by which Ms. Petrini was appointed as the Company’s Chief Commercial Officer.

The foregoing description of the Offer Letter and the Inducement Grant Agreement do not purport to be complete and are qualified in their entirety by reference to the Offer Letter and the Inducement Grant Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01.  Regulation FD Disclosure.

On April 11, 2023, the Company issued a press release regarding the matters discussed in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1.

The exhibit is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall either of them be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Offer Letter, dated April 10, 2023, by and between Aravive, Inc. and Maria Carolina Petrini

10.2	Inducement Stock Option Grant Notice and Aravive, Inc. Inducement Stock Option Agreement, dated April 10, 2023, by and between Aravive, Inc. and Maria Carolina Petrini

99.1	Press Release of Aravive, Inc. dated April 11, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2023	ARAVIVE, INC. (Registrant)

	By:	/s/ Gail McIntyre
	Name:	Gail McIntyre
	Title:	Chief Executive Officer

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